Exhibit 99.1

News Release

Superior Industries Addresses NYSE Continued Listing Standards

SOUTHFIELD, MICHIGAN – June 9, 2020 – Superior Industries International, Inc. (NYSE:SUP), one of the world’s leading aluminum wheel suppliers for OEMs and the European aftermarket, announced today that on June 5, 2020, it received notice (the “Notice”) from the New York Stock Exchange (“NYSE”) that it currently is not in compliance with the continued listing standards set forth in Section 802.01B of the NYSE’s Listed Company Manual due to the fact that the Company’s average global market capitalization over a consecutive 30 trading-day period was less than $50 million and, at the same time, its shareholders’ equity was less than $50 million.

The Notice has no immediate impact on the listing of the Company’s common stock, does not affect the Company’s ongoing business operations or its reporting obligations with the Securities and Exchange Commission, and does not conflict with or cause an event of default under any of the Company’s debt or other agreements.

As a result of the Notice, the Company became subject to the procedures set forth in Rule 802.02 of the NYSE Listed Company Manual and in accordance with such procedures, the Company intends to submit a business plan within 45 days of receipt of the Notice that demonstrates the Company’s ability to resume compliance with the continued listing standards. Upon receipt of this plan, the NYSE will have up to 45 days to review and determine whether the Company has made a reasonable demonstration of its ability to come into conformity with the listing standards. If the plan is accepted by the NYSE, the Company would be subject to ongoing quarterly monitoring for compliance with the plan and have up to 18 months from July 1, 2020 to demonstrate compliance. If the plan is not accepted, or if the Company fails to maintain compliance with the plan, the Company would be subject to delisting proceedings.

The Company remains confident in its business prospects and liquidity position and believes that it will successfully resume compliance with the NYSE’s continued listing standards. For reference, the market capitalization of the Company was above $50 million prior to the stock market decline triggered by the COVID-19 pandemic and as of the close of business on June 8, 2020, Superior’s market capitalization was $54 million.

About Superior Industries

Superior is one of the world’s leading aluminum wheel suppliers. Superior’s team collaborates and partners with customers to design, engineer, and manufacture a wide variety of innovative and high-quality products utilizing the latest lightweighting and finishing technologies. Superior also maintains leading aftermarket brands including ATS®, RIAL®, ALUTEC®, and ANZIO®. Headquartered in Southfield, Michigan, Superior is listed on the New York Stock Exchange. For more information, please visit www.supind.com.

Forward-Looking Statements

This press release contains statements that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that do not relate solely to historical or current facts and can generally be identified by the use of future dates or words such as “intend,” “may,” “should,” “could,” “will,” “expects,” “expected,” “seeks to,” “anticipates,” “plans,” “believes,” “estimates,” “intends,” “outlook”, “predicts,” “projects,” “potential” or “continue,” or the negative of such terms and other comparable terminology. These statements also include, but are not limited to, the intention to submit a plan to the NYSE and Superior’s ability to return to compliance of the continued listing standards set forth in Section 802.01B of the NYSE’s Listed Company Manual. These statements are not guarantees of future performance and involve risks, uncertainties, and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, risks, and uncertainties discussed in Superior’s Securities and Exchange Commission filings and reports, including Superior’s current Annual Report on Form 10-K, and other reports from time to time filed with the Securities and Exchange Commission. You are cautioned not to unduly rely on such forward-looking statements when evaluating the information presented in this press release. Such forward-looking statements speak only as of the date on which they are made, and Superior does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release.

Contacts:

Superior Investor Relations:

Troy Ford

(248) 234-7104

Investor.Relations@supind.com